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Exhibit 16.1

November 1, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Part II Item 3 of Form 10-SB for the event that occurred on May 31, 2006, being filed by our former client, American DG Energy in this Form 10-SB. We agree with the statements made in response to that Item as well as Exhibit 16.1 insofar as they relate to our firm.

Very truly yours,
/s/ CARLIN, CHARRON & ROSEN LLP Carlin, Charron & Rosen LLP Westborough, Massachusetts

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  Exhibit 16.1